    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000
                                            Registration Statement No. 333-[   ]
          Post-Effective Amendment No. 2 to Registration Statement No. 333-84673
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                     -------------------------------------
                              EMERSON ELECTRIC CO.
             (Exact name of registrant as specified in its charter)
               MISSOURI                                         43-0259330
     (State or other jurisdiction                              (IRS Employer
   of incorporation or organization)                        Identification No.)
            8000 WEST FLORISSANT AVENUE, STATION 2431, P.O. BOX 4100
                            ST. LOUIS, MISSOURI 63136
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (314)533-2000

                              HARLEY M. SMITH, ESQ.
                Assistant General Counsel and Assistant Secretary
                              Emerson Electric Co.
            8000 West Florissant Avenue, Station 2431, P.O. Box 4100
                            St. Louis, Missouri 63136
                                 (314) 553-2431
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:                                                                         [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box:                          [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              [X]

                                                   CALCULATION OF REGISTRATION FEE

========================================== =============================================== ==================================
    TITLE OF EACH CLASS OF SECURITIES                  PROPOSED MAXIMUM AGGREGATE                        AMOUNT OF
            TO BE REGISTERED                                OFFERING PRICE(1)                        REGISTRATION FEE(3)
------------------------------------------ ----------------------------------------------- ----------------------------------
             DEBT SECURITIES                                $1,529,893,000(2)                            $382,474
========================================== =============================================== ==================================

     (1)  Estimated solely for purposes of calculating the registration fee.
     (2) Or, if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price the equivalent of $1,529,893,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $1,529,893,000.
     (3) $470,107,000 principal amount of Debt Securities was previously registered (Registration No. 333-84673) and is carried forward hereby. The amount of filing fee associated with the Debt Securities that was previously paid with such earlier registration statement is $130,699.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein will also be used in connection with Registration Statement No. 333-84673 previously filed by the Registrant on Form S-3 and declared effective on August 13, 1999. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-84673 and such Amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


================================================================================


                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 2000

                                 [EMERSON LOGO]

                                 DEBT SECURITIES

                            -----------------------


     This Prospectus describes Debt Securities which Emerson Electric Co. may issue and sell at various times:

     - The Debt Securities may be debentures, notes (including notes commonly known as medium-term notes) or other unsecured evidences of indebtedness of Emerson.

     -    We may issue the Debt Securities in one or several series.

     - The total principal amount of the Debt Securities to be issued under this Prospectus will be not more than $2,000,000,000 (or the equivalent amount in other currencies).

     - The terms of each series of Debt Securities (interest rates, maturity, redemption provisions and other terms) will be determined at the time of sale, and will be specified in a Prospectus Supplement which will be delivered together with this Prospectus at the time of sale.

     We may sell Debt Securities to or through underwriters, dealers or agents. We may also sell Debt Securities directly to investors. More information about the way we will distribute the Debt Securities is under the heading "Plan of Distribution." Information about the underwriters or agents who will participate in any particular sale of Debt Securities will be in the Prospectus Supplement relating to that series of Debt Securities.

     Unless we state otherwise in a Prospectus Supplement, we will not list any of the Debt Securities on any securities exchange.


                             -----------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                THE DATE OF THIS PROSPECTUS IS            ,     .

     We have not authorized anyone to give any information or to make any representations concerning the offering of the Debt Securities except that which is in this Prospectus or in the Prospectus Supplement which is delivered with this Prospectus, or which is referred to under "Where You Can Find More Information." If anyone gives or makes any other information or representations, you should not rely on it. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities which are referred to in the Prospectus Supplement. This Prospectus is not an offer to sell or a solicitation of an offer to buy such Debt Securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this Prospectus, or any sale of Debt Securities, as an indication that there has been no change in our affairs since the date of this Prospectus. You should also be aware that information in this Prospectus may change after this date.

                                TABLE OF CONTENTS

      WHERE YOU CAN FIND MORE INFORMATION......................................2
      INFORMATION ABOUT EMERSON................................................3
      USE OF PROCEEDS..........................................................3
      RATIO OF EARNINGS TO FIXED CHARGES.......................................3
      DESCRIPTION OF THE DEBT SECURITIES.......................................4
      BOOK-ENTRY DEBT SECURITIES...............................................8
      PLAN OF DISTRIBUTION....................................................10
      EXPERTS.................................................................10


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.

     The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debt Securities. This Prospectus is part of a registration statement we filed with the SEC.

     -    Our Annual Report on Form 10-K for the year ended September 30, 2000.

     -    Our Current Reports on Form 8-K dated October 4, 2000 and November 7,
          2000.

     You may receive a copy of any of these filings, at no cost, by writing or telephoning H. M. Smith, our Assistant Secretary and Assistant General Counsel, at Emerson Electric Co., Station 2431, 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136, telephone 314-553-2431, e-mail harley.smith@emrsn.com.

     We have filed with the SEC a Registration Statement to register the Debt Securities under the Securities Act of 1933. This Prospectus omits certain information contained in the Registration Statement, as permitted by SEC rules. You may obtain copies of the Registration Statement, including exhibits, as noted in the first paragraph above.

                            INFORMATION ABOUT EMERSON

     Emerson Electric Co. was incorporated in Missouri in 1890. We were originally engaged in the manufacture and sale of electric motors and fans. We subsequently expanded our product lines through internal growth and acquisitions. We are now engaged principally in the design, manufacture and sale of a broad range of electrical, electromechanical and electronic products and systems throughout the world. Our principal executive offices are at 8000 West Florissant Avenue, P. O. Box 4100, St. Louis, Missouri 63136. Our telephone number is (314) 553-2000.


                                 USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, we intend to add the net proceeds from the sale of the Debt Securities to our general funds. We expect to use the proceeds for general corporate purposes, which may include working capital, capital expenditures, and the repayment of short-term borrowings. Before we use the proceeds for these purposes, we may invest them in short-term investments.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Company for the periods indicated. For purposes of computation of the ratio of earnings to fixed charges, earnings consist of income before income taxes plus the amount of fixed charges. Fixed charges consist of interest expense and that portion of rental expense deemed to represent interest.




                              YEAR ENDED SEPTEMBER 30,
                       ----------------------------------------


                        1996    1997      1998    1999    2000
                       -----    -----     -----   -----   -----
Ratio of Earnings
  to Fixed Charges      9.8x    11.3x     10.2x    9.0x    7.2x
                       =====    =====     =====   =====   =====

                       DESCRIPTION OF THE DEBT SECURITIES

     This section describes some of the general terms of the Debt Securities. The Prospectus Supplement describes the particular terms of the Debt Securities we are offering. The Prospectus Supplement also indicates the extent, if any, to which such general provisions may not apply to the Debt Securities we are offering. When we refer to the Prospectus Supplement we are also referring to any applicable Pricing Supplement.

     We will issue the Debt Securities under an Indenture between us and The Bank of New York, which is serving as Trustee. We are summarizing certain important provisions of the Indenture and the Debt Securities. We do not restate the Indenture or the Debt Securities in their entirety. We urge you to read the Indenture and the Debt Securities because they, and not this description, define your rights as holders of the Debt Securities. We filed the Indenture as an exhibit to the Registration Statement that includes this Prospectus. When we use capitalized terms that we don't define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.

GENERAL

     The Debt Securities will be unsecured obligations of Emerson.

     The Indenture does not limit the amount of Debt Securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the Debt Securities at various times in different series, each of which may have different terms.

     The Prospectus Supplement relating to the particular series of Debt Securities we are offering includes the following information concerning those Debt Securities:

     -    The title of the Debt Securities.

     -    Any limit on the amount of the Debt Securities that we may offer.

     - The price at which Emerson is offering the Debt Securities. We will usually express the price as a percentage of the principal amount.

     -    The maturity date of the Debt Securities.

     - The interest rate per annum on the Debt Securities. We may specify a fixed rate or a variable rate, or we may offer Debt Securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity.

     -    The date from which interest on the Debt Securities will accrue.

     - The dates on which we will pay interest and the regular record dates for determining who is entitled to receive the interest.

     - If applicable, the dates on which or after which, and the prices at which, we are required to redeem the Debt Securities or have the option to redeem the Debt Securities.

     - If applicable, any limitations on our right to defease our obligations under the Debt Securities by depositing cash or securities.

     - The amount that we would be required to pay if the maturity of the Debt Securities is accelerated, if that amount is other than the principal amount.

     - Any additional restrictive covenants or other material terms relating to the Debt Securities.

     -    Any additional Events of Default that will apply to the Debt
          Securities.

     - If we will make payments on the Debt Securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

     -    Any other material terms of the Debt Securities.

PAYMENTS ON DEBT SECURITIES

     We will make payments on the Debt Securities at the office or agency we will maintain for that purpose (which will be the Corporate Trust Office of the Trustee in New York, New York unless we indicate otherwise in the Prospectus Supplement) or at such other places and at the respective times and in the manner as we designate in the Prospectus Supplement. (Sections 3.1 and 3.2) As explained under "Book-Entry Debt Securities" below, The Depository Trust Company or its nominee will be the initial registered Holder unless the Prospectus Supplement provides otherwise.

FORM, DENOMINATIONS AND TRANSFERS

     Unless otherwise indicated in the Prospectus Supplement:

     - The Debt Securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.

     - We will not charge any fee to register any transfer or exchange of the Debt Securities, except for taxes or other governmental charges (if any). (Section 2.8)

ORIGINAL ISSUE DISCOUNT SECURITIES

     If Debt Securities are Original Issue Discount Securities, we will offer and sell them at a substantial discount below their stated principal amount. We will describe Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities in the Prospectus Supplement. "Original Issue Discount Security" means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 5.1)

INDEXED DEBT SECURITIES

     We may issue Debt Securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. We will include information in the Prospectus Supplement for those Debt Securities about how we will calculate the principal or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. We will also provide information about certain additional tax considerations which would apply to the Holders of those Debt Securities.

CERTAIN RESTRICTIONS

     Unless we otherwise specify in the Prospectus Supplement, there will not be any covenants in the Indenture or the Debt Securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a holder of Debt Securities. If there are provisions that offer such protection, they will be described in the Prospectus Supplement.

     Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your Debt Securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, is located within the continental United States and, in the opinion of our Board of Directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:

     - mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;

     - mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of the mortgaged property;

     - mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;

     -    mortgages that existed at the date of the Indenture;

     - mortgages on property of a company that exist when we acquire the company;

     - mortgages in favor of a government to secure debt that we incur to finance the purchase price of the property that we mortgage; or

     - extensions, renewals or replacement of any of the mortgages described above.

A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).

     The Indenture also excepts from this limitation on liens secured debt of up to 10% of our consolidated net tangible assets. (Section 3.6)

     Limitation on Sale and Leaseback Transactions. We may not enter into sale and leaseback transactions involving any Principal Property, except for leases of up to three years, unless

     - we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

     - we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

     Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (a) the surviving corporation (if it is not Emerson) is a domestic corporation and assumes our obligations on your Debt Securities and under the Indenture and (b) immediately after such transactions, there is no default. (Section 9.1)

DEFEASANCE

     The Indenture includes provisions allowing defeasance that we may choose to apply to Debt Securities of any series. If we do so, we would deposit with the Trustee or another trustee money or U. S. Government Obligations sufficient to make all payments on those Debt Securities. If we make such a deposit with respect to your Debt Securities, we may elect either:

     - to be discharged from all our obligations on your Debt Securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust; or

     - to be released from our restrictions described above relating to liens and sale/leaseback transactions.

     To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. There may be additional provisions relating to defeasance which we will describe in the Prospectus Supplement. (Sections 13.1, 13.2, 13.3 and 13.4)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding Debt Securities of a series may declare the principal, and accrued interest, if any, of all securities of such series to be due and payable. If other specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding Debt Securities of all series may declare the principal, and accrued interest, if any, of all the outstanding Debt Securities to be due and payable. (Section 5.1)

     An Event of Default in respect of any series of Debt Securities means:

     -    default for 30 days in payment of any interest installment;

     - default in payment of principal, premium, sinking fund installment or analogous obligation when due;

     - unless stayed by litigation, default, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding Debt Securities of such series, in performance of any other covenant in the Indenture governing such series; and

     - certain events of our bankruptcy, insolvency and reorganization. (Section 5.1)

     Within 90 days after a default in respect of any series of Debt Securities, the Trustee must give to the Holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term "default" means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)

     Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to be indemnified by such Holders, subject to its duty, during an Event of Default, to act with the required standard of care. (Sections 6.1 through 6.13)

     If any Event of Default has occurred, the Holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)

     We must file an annual certificate with the Trustee that it is in compliance with conditions and covenants under the Indenture. (Section 3.5)

     In certain cases, the Holders of a majority in principal amount of the outstanding Debt Securities of a series, on behalf of the Holders of all Debt Securities of such series, or the Holders of a majority of all outstanding Debt Securities voting as a single class, on behalf of the Holders of all outstanding Debt Securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive among other things an uncured default in payment. (Sections 5.1 and 5.10)

MODIFICATION OR AMENDMENT OF THE INDENTURE

     If we receive the consent of the holders of a majority in principal amount of the outstanding Debt Securities affected, we may enter into supplemental indentures with the Trustee that would

     -    add, change or eliminate provisions in the Indenture; or

     -    change the rights of the Holders of Debt Securities.

     However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the Debt Securities of such Holders:

     -    change the maturity;

     -    reduce the principal amount or any premium;

     -    reduce the interest rate or extend the time of payment of interest;

     - reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;

     - impair or affect the right of any Holder to institute suit for payment;

     -    change any right of the Holder to require repayment; or

     - reduce the requirement for two-thirds approval of supplemental indentures. (Section 8.2)

REGARDING THE TRUSTEE

     The Trustee is The Bank of New York. The Trustee is a lender to us under our revolving credit agreement. From time to time, we may enter into other banking relationships with the Trustee.

                           BOOK-ENTRY DEBT SECURITIES

     The Prospectus Supplement will indicate whether we are issuing the related Debt Securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, New York, New York, and will evidence all of the Debt Securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Debt Securities. The participant will then keep a record of its clients who own the Debt Securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a Holder of Debt Securities under the Indenture.

     The laws of some jurisdictions require that certain purchasers of securities such as Debt Securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global security.

     We will make payments on each series of book-entry Debt Securities to DTC or its nominee, as the sole registered owner and holder of the global security. Neither Emerson, the Trustee nor any of their agents will be responsible or liable for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

     DTC has advised us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC's records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in "street name") and will be the sole responsibility of such participants.

     A global security representing a series will be exchanged for certificated Debt Securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the 1934 Act and we don't appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or (z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Debt Securities represented by such global security. If that occurs, we will issue Debt Securities of that series in certificated form in exchange for such global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for Debt Securities of such series equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. We would issue the certificates for such Debt Securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the 1934 Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

                              PLAN OF DISTRIBUTION

     We may sell Debt Securities to or through one or more underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. Such firms may also act as our agents in the sale of Debt Securities. Only underwriters named in the Prospectus Supplement will be considered as underwriters of the Debt Securities offered by such Supplement.

     We may distribute Debt Securities at different times in one or more transactions. We may sell Debt Securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of Debt Securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the Prospectus Supplement.

     We may agree to indemnify underwriters, dealers and agents who participate in the distribution of Debt Securities against certain liabilities, including liabilities under the 1933 Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.

     We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase Debt Securities from us under contracts which provide for payment and delivery on a future date. We may enter into such contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into such agreements concerning any series of Debt Securities, we will indicate that in the Prospectus Supplement.

     In connection with an offering of Debt Securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the Debt Securities for their own account. In addition, underwriters may bid for, and purchase, Debt Securities in the open market to cover short positions or to stabilize the price of the Debt Securities. Finally, underwriters may reclaim selling concessions allowed for distributing the Debt Securities in the offering if the underwriters repurchase previously distributed Debt Securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.


                                     EXPERTS

     The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2000 and 1999, and for each of the years in the three-year period ended September 30, 2000 incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

            Registration Fee ...........................    $      382,474*
            Printing and Engraving......................            60,000*
            Trustee's Charges ..........................            40,000*
            Accounting Fees ............................            30,000*
            Rating Agency Fees .........................           465,000*
            Legal Fees .................................           150,000*
            Miscellaneous ..............................            10,000*
                                                             -------------
                     Total ............................     $    1,137,474*
                                                            ==============
                  *  Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Emerson is a Missouri corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any By-Law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     At the Annual Meeting of Shareholders held on February 10, 1987, Emerson shareholders adopted indemnification agreements with the directors of Emerson and amendments to the Bylaws of Emerson which incorporate indemnity provisions permitted by Section 351.355(7) described above. The agreements and amended Bylaws provide that Emerson will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of Emerson, on account of their service as a director or officer of Emerson, any subsidiary of Emerson or any other company or enterprise when they are serving in such capacities at the request of Emerson, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of Emerson in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors' or officers' liability insurance policy maintained by Emerson.

     The directors and officers of Emerson are insured under a policy of directors' and officers' liability insurance maintained by Emerson.

     The Board of Directors has submitted for stockholder approval at the February 6, 2001 Annual Meeting of Stockholders a proposal to amend the Restated Articles of Incorporation to add Article 10 to limit the liability of Directors, as follows:


                                  "ARTICLE 10

     The liability of the Corporation's directors to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Missouri General and Business Corporation Law. Any repeal or modification of this
Article 10 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

ITEM 16.  EXHIBITS.

         1.1   -    Form of Underwriting Agreement Standard Provisions,
                    incorporated by reference herein to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-66865) (the
                    "November 1998 S-3").

         1.2   -    Form of Pricing Agreement (included in Exhibit 1.1).

         1.3   -    Form of Distribution Agreement incorporated by reference
                    herein to Exhibit 1.3 to the Registration Statement on Form S-3 (File No. 333-84673)(the "August 1999 S-3").

         4.1   -    Indenture between the Registrant and The Bank of New York, as Trustee, incorporated by reference herein to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

         4.2   -    Form of Debt Security, incorporated by reference herein to
                    Exhibit 4.2 to the November 1998 S-3.

         4.3   -    Form of Fixed Rate Medium-Term Note incorporated by
                    reference herein to Exhibit 4.3 to the August 1999 S-3.

         4.4   -    Form of Floating Rate Medium-Term Note incorporated by
                    reference herein to Exhibit 4.4 to the August 1999 S-3.

         5     -    Opinion of H. M. Smith, Esq.

         8     -    Opinion regarding tax matters to be filed by a
                    post-effective amendment to the Registration Statement.

         12    -    Statement re computation of ratios of earnings to fixed
                    charges incorporated by reference herein to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

         23.1  -    Consent of H. M. Smith, Esq. (included in Exhibit 5).

         23.2  -    Consent of KPMG LLP

         24    -    Powers of Attorney executed by certain of the officers and directors of the Registrant (included on the signature page).

         25    -    Form T-1, Statement of Eligibility under the Trust Indenture
                    Act of 1939, of The Bank of New York, as Trustee, as previously filed in and incorporated by reference herein to
                    Exhibit 25 to the November 1998 S-3.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (5) To file an application for the purpose of determining the eligibility of the trustee (under any Indenture entered into with a trustee to be selected) to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement and this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 22, 2000.


                              EMERSON ELECTRIC CO.



                              By:      /s/ W. J. Galvin
                                 ----------------------------------------------
                                                 W. J. Galvin
                                         Executive Vice President and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
W. J. Galvin, W. W. Withers and H. M. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, which also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-84673, has been signed below on December 22, 2000 by the following persons in the capacities indicated:

          SIGNATURE                                    TITLE
          ---------                                    -----

     /s/ D. N. Farr                       Chief Executive Officer and Director
------------------------------------
        (D. N. Farr)


     /s/ C. F. Knight                     Chairman of the Board and Director
------------------------------------
        (C. F. Knight)

     /s/ W. J. Galvin                     Executive Vice President and
------------------------------------         Chief Financial Officer
        (W. J. Galvin)                       (Principal Accounting Officer)
                                             and Director


     /s/ J. G. Berges                     Director
------------------------------------
        (J. G. Berges)


     /s/ L. L. Browning, Jr.              Director
------------------------------------
       (L. L. Browning, Jr.)

     /s/ A. A. Busch III                  Director
------------------------------------
        (A. A. Busch III)


     /s/ D. C. Farrell                    Director
------------------------------------
        (D. C. Farrell)


     /s/ J. A. Frates                     Director
------------------------------------
        (J. A. Frates)


     /s/ A. F. Golden                     Director
------------------------------------
        (A. F. Golden)


     /s/ R. B. Horton                     Director
------------------------------------
        (R. B. Horton)


     /s/ G. A. Lodge                      Director
------------------------------------
        (G. A. Lodge)


     /s/ V. R. Loucks, Jr.                Director
------------------------------------
        (V. R. Loucks, Jr.)


     /s/ R. B. Loynd                      Director
------------------------------------
        (R. B. Loynd)

     /s/ C. A. Peters                     Director
------------------------------------
        (C. A. Peters)


     /s/ R. L. Ridgway                    Director
------------------------------------
        (R. L. Ridgway)


     /s/ W. M. Van Cleve                  Director
------------------------------------
       (W. M. Van Cleve)


     /s/ E. E. Whitacre, Jr.              Director
------------------------------------
        (E. E. Whitacre, Jr.)

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER     DESCRIPTION OF EXHIBIT
    ------     ----------------------

     1.1  -    Form of Underwriting Agreement Standard Provisions, incorporated by reference herein to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-66865) (the "November 1998 S-3").

     1.2  -    Form of Pricing Agreement (included in Exhibit 1.1).

     1.3  -    Form of Distribution Agreement incorporated by reference herein to Exhibit 1.3 to the Registration Statement on Form S-3
               (File No. 333-84673)(the "August 1999 S-3").

     4.1  -    Indenture between the Registrant and The Bank of New York, as
               Trustee, incorporated by reference herein to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended
               September 30, 1998.

     4.2  -    Form of Debt Security, incorporated by reference herein to
               Exhibit 4.2 to the November 1998 S-3.

     4.3  -    Form of Fixed Rate Medium-Term Note incorporated by reference herein to Exhibit 4.3 to the August 1999 S-3

     4.4  -    Form of Floating Rate Medium-Term Note incorporated by reference herein to Exhibit 4.4 to the August 1999 S-3.

     5    -    Opinion of H. M. Smith, Esq.

     8    -    Opinion regarding tax matters to be filed by a post-effective amendment to the Registration Statement.

     12   -    Statement re computation of ratios of earnings to fixed charges incorporated by reference herein to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
               September 30, 2000.


     23.1 -    Consent of H. M. Smith, Esq. (included in Exhibit 5).

     23.2 -    Consent of KPMG LLP

     24   -    Powers of Attorney executed by certain of the officers and directors of the Registrant (included on the signature page).

     25   -    Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York, as Trustee, as previously filed in and incorporated by reference herein to Exhibit 25 to the November 1998 S-3.